Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Williams Industrial Services Group Inc. of our report dated March 31, 2021, relating to the consolidated financial statements of Williams Industrial Services Group Inc. and subsidiaries, appearing in the Form 10-K of Williams Industrial Services Group Inc. for the year ended December 31, 2020, which report expresses an unqualified opinion.

/s/ Moss Adams LLP

Dallas, Texas

May 17, 2021